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COMMUNITY CENTRAL BANK CORPORATION
FORM 10-QSB (continued)


                                   EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS


                                        Three Months Ended June 30,       Six Months Ended June 30,
                                             1999       1998                 1999           1998
                                           -------     -------              -------       -------
                                                  (in thousands, except per share data)
BASIC

Income (Loss) Before Cumulative Effect
   of Accounting Change                    $   294     $   107               $   556         ($36)
/ Weighted Average Shares                    2,418       1,530                 2,417        1,530
                                           -------     -------               -------      -------
   Per Share                                  0.12        0.07                  0.23        (0.02)


Cumulative Effect of Accounting Change          --          --                   (57)          --
/ Weighted Average Shares                    2,418       1,530                 2,417        1,530
                                           -------     -------               -------      -------
   Per Share                                    --          --                 (0.02)
                                           -------     -------               -------      -------

Basic Earnings (Loss) Per Share            $  0.12     $  0.07               $  0.21      ($ 0.02)
                                           =======     =======               =======      =======


DILUTED

Income (Loss) Before Cumulative Effect
   of Accounting Change                    $   294     $   107               $   556      ($   36)
/ Weighted Average Shares                    2,424       1,559                 2,424        1,530
                                           -------     -------               -------      -------
   Per Share                                  0.12        0.07                  0.23        (0.02)


Cumulative Effect of Accounting Change          --          --                   (57)          --
/ Weighted Average Shares                    2,424       1,559                 2,424        1,530
                                           -------     -------               -------      -------
   Per Share                                    --          --                 (0.02)          --
                                           -------     -------               -------      -------

Diluted Earnings (Loss) Per Share          $  0.12     $  0.07               $  0.21      ($ 0.02)
                                           =======     =======               =======      =======


Notes:
   - Weighted average shares outstanding have been adjusted to reflect the 10% stock dividends in 1999 and 1998.

   - Where applicable, diluted share computations include the effects of outstanding stock options.



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